EXHIBIT 23.1


To the Board of Directors
The Cyber Group Network Corporation
  and subsidiary


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We consent to the incorporation by reference in the annual report of The Cyber Group Network Corporation and Subsidiary on Form 10-KSB of our report dated March 26, 2002 on audit of the consolidated financial statements of The
Cyber Group Network Corporation and Subsidiary as of December 31, 2001 and for the year then ended, which reports are incorporated by reference in the Form 10-KSB.


/S/  MOORE STEPHENS FRAZER AND TORBET, LLP


April 11, 2002





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